Exhibit 1.2

Oragenics, Inc.
Agency Agreement

March 28, 2003

Haywood Securities Inc.
20th Floor Commerce Place, 400 Burrard Street
Vancouver, British Columbia

Dear Sirs:

Oragenics, Inc., a corporation organized under the laws of Florida (the "Company"), proposes to issue and sell to the public in British Columbia and Alberta 2,400,000 Units at a price per Unit of $1.25 (the "Offering Price") by way of initial public offering in the Provinces of British Columbia and Alberta (the "Canadian Qualifying Jurisdictions"). The Company appoints Haywood Securities Inc. (the "Agent") as its exclusive agent and the Agent accepts the appointment and agrees to act as the exclusive agent of the Company to offer the Units for sale under the Prospectus in the Canadian Qualifying Jurisdictions. The Agent shall use all reasonable commercial efforts to sell the Units (on an "all or none" basis) but it is understood and agreed that the Agent shall act as agent only on such reasonable commercial efforts basis and is under no obligation to purchase any Units. Unless otherwise indicated, all dollar amount herein are references to US dollars.

Certain terms used in this Agency Agreement are defined in Section 15 hereof.

1. Representations and Warranties.

(i) The Company represents and warrants to, and agrees with, the Agent as set forth below in this Section 1.

(a) The Company has prepared and filed with the SEC a registration statement on Form SB-2, including related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including the related preliminary prospectus, each of which has previously been furnished to the Agent. The Company will next file with the SEC either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 424(b) and Rule 430A under the Act. In the case of clause (2), the Company will include in such registration statement, as amended at the Effective Date, all information required by the Act and the rules thereunder to be included in such registration statement and the Prospectus at the Effective Date. As filed, such amendment and form of final prospectus, except to the extent the Agent shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Agent prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised the Agent, prior to the Execution Time, will be included or made therein.

(b) A Preliminary Prospectus has been filed with the Canadian Securities Regulatory Authorities; a receipt in respect of each of the Canadian Qualifying Jurisdictions has been obtained from each of the Canadian Securities Regulatory Authorities with respect to such Preliminary Prospectus and any amendment thereto in the form heretofore delivered to the Agent (together with all documents filed in connection therewith); no other document with respect to such Preliminary Prospectus or amendment thereto, has heretofore been filed or transmitted for filing with the Canadian Securities Regulatory Authorities; no order having the effect of ceasing or suspending the distribution of the Securities has been issued by any Canadian Securities Regulatory Authority and no proceeding for that purpose has been initiated or, to the best of the Company's knowledge, threatened by any Canadian Securities Regulatory Authority.

(c) On the Effective Date and at all times subsequent thereto up to the Closing Date and during the period (the "Specified Period") commencing on the Closing Date and ending on the date that is 18 months following the Closing Date, the Registration Statement did or will, and the Prospectus (and any amendments or supplements thereto) will comply in all material respects with the applicable requirements of the Act and the rules thereunder and Canadian Securities Laws, as the case may be, and will constitute full, true and plain disclosure of all material facts relating to the Company and to the Securities; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, at the date first filed with the SEC and on the Closing Date, the Prospectus (and any amendments or supplements thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Agent specifically for inclusion in the Registration Statement or the Prospectus (or any amendment or supplement thereto).

(d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company (a "Material Adverse Effect"), whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

(e) The Company's authorized equity capitalization is as set forth in the Prospectus and the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus the outstanding Common Shares have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities being sold under the Agency Agreement by the Company have been duly and validly authorized and the Company has all requisite corporate power and authority to execute, issue and deliver the Securities, and, when issued and delivered and paid for pursuant to this Agency Agreement (in the case of the Warrant Shares, the

Warrants and the related Warrant Agreement), will be fully paid and nonassessable; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities or any resale, co-sale, registration, first refusal or similar rights, except as set forth under Item 27 of the Registration Statement; and, except as set forth in the Prospectus under the caption "Executive Compensation - Options Granted", no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding. The Warrant Shares have been duly reserved for issuance in accordance with the terms of the Warrants and the Warrant Indenture.

(f) Each of this Agreement and the Warrant Indenture (collectively, the "Transaction Agreements") has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought.

(g) Neither the issue and sale of the Securities nor the consummation of any other of the transactions contemplated by the Transaction Agreements nor the fulfillment of the terms thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the Articles of Incorporation or by-laws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties.

(h) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement or otherwise in connection with the sale of the Securities contemplated by the Transaction Agreements.

(i) The financial statements of the Company included in the Prospectus comply as to form in all material respects with the applicable requirements of the Act and the related rules and regulations thereunder and Canadian Securities Laws. The financial statements of the Company included in the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of operations and changes in financial position of the Company for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles in the United States ("US GAAP"), consistently applied throughout the periods involved except as otherwise stated therein and comply with the requirements of Canadian Securities laws. The summary and selected financial data included in the Prospectus fairly present, on the basis stated in the Prospectus, the information included therein and have been compiled on a basis consistent with that of the financial statements included in the Prospectus. The accountants who have expressed their opinion with respect to the financial statements of the Company included in the Prospectus are, with respect to the Company, independent public accountants as required by the Act and the Exchange Act and the rules and regulations of the SEC thereunder.

(j) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of the Transaction Agreements or the consummation of any of the transactions contemplated thereby or (ii) could reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

(k) The Company owns or leases or licenses all such properties as are necessary to the conduct of its operations as presently conducted, except where any failure to own, lease or license any such property would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

(l) The Company is not in violation or default of (i) any provision of its Articles of Incorporation or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable, except, in the case of clauses (ii) and (iii) above, where any such violation or default would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

(m) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(n) No labor problem or dispute with the employees of the Company exists or is threatened or, to the Company's knowledge, imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, that could have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(o) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all material policies of insurance and fidelity or surety bonds insuring the Company or its business, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(p) The Company possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities reasonably necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as may be subject to restrictions under applicable corporate dividend law or except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(q) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(r) Neither the Company nor, to its knowledge, any of its officers, directors or affiliates has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(s) The Company is (i) in compliance with any and all applicable foreign, federal, state, provincial, municipal and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto). The Company has not been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(t) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(u) The Company owns, possesses, licenses or has other rights to use, on commercially reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") reasonably necessary for the conduct of the Company's business as now conducted or as proposed in the Prospectus to be conducted. Except for the rights of the University of Florida Research Foundation Inc. (the "University") as set forth in the Prospectus, (a) there are no rights of third parties to any such Intellectual Property; (b) to the best knowledge of the Company, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (f) there is no U.S. patent or, to the knowledge of the Company, U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property; (g) the Company has no knowledge of unpaid maintenance fees, patents that have lapsed or abandonment of applications relating to the Intellectual Property; and (h) there is no prior art of which the Company is aware that may render any U.S. patent held by the University invalid or any U.S. patent application held by the Company unpatentable.

(v) Each of the Company and the University have duly authorized, executed and delivered the Agreement dated August 4, 1998 between the Company and the University, as amended on September 15, 2000, July 10, 2002, September 25, 2002 and March 2003 (the "Replacement Therapy Agreement") and the Agreement dated June 22, 2000 between the Company and the University, as amended on September 15, 2000, July 10, 2002, September 25, 2002 and March 2003 (the "Antibiotic Agreement"); each of the Replacement Therapy Agreement and the Antibiotic Agreement constitutes a legal, valid and binding obligation of each of the Company and the University enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought; and neither the Company nor, to the best of the Company's knowledge, the University is in default in the performance or observance of any obligation, agreement, covenant or condition contained in the Replacement Therapy Agreement or the Antibiotic Agreement.

(w) The Company is not now, and as a result of the offer and sale of the Securities in the manner contemplated by the Transaction Agreements, the Registration Statement and the Prospectus, will not be, an "investment company" or an "affiliated person" of, or a "promoter" or "principal underwriter" for an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

Any certificate signed by any officer of the Company and delivered to the Agent in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Agent.

2. Compensation.

As compensation for the services of the Agent under this Agreement, on the Closing Date the Company shall:

(a) pay the Agent a commission (the "Agent's Commission") of 7.5% of the gross proceeds from the sale of Units; and

(b) issue to the Agent or as directed by the Agent the Agent's Warrant and the Corporate Finance Shares, such shares to be issued as fully paid and non-assessable.

3. Closing and Payment.

The Closing Date shall be determined by the Agent, in consultation with the Company and in accordance with Canadian Securities Legislation. On the Closing Date, the Company shall deliver to the Agent certificates representing the Common Shares comprised in the Units, the Warrants and the Corporate Finance Shares, duly executed where required and in form and substance as required by the Agent acting reasonably, against payment of the Net Proceeds by way of certified cheque payable to or to the order of the Company.

4. Agreements.

The Company agrees with the Agent that:

(a) The Company will use its best efforts to cause the Registration Statement, and any amendment thereof, to become effective (and to remain effective continuously through the Specified Period), and to cause the Prospectus to be filed with the Canadian Securities Regulatory Authorities and a receipt in respect of such prospectus to be issued, in both cases as soon as practicable after the date hereof. If Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) of the Act, the Company will file the Prospectus (properly completed if

Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide satisfactory evidence to the Agent of such timely filing. Prior to the termination of the offering of the Securities or during such longer period as a prospectus may be required to be delivered under the Act in connection with sales of any Securities by the Agent or a dealer, the Company will not file any amendment of the Registration Statement or amendment or supplement to the Prospectus unless the Company has furnished such proposed amendment or supplement to the Agent for its review prior to filing and will not file any such proposed amendment or supplement to which the Agent reasonably objects. The Company will promptly advise the Agent (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any amendment or supplement thereto, shall have been filed with any Canadian Securities Regulatory Authority, (3) when, prior to termination of the offering of the Securities or during such longer period as a prospectus may be required to be delivered under the Act in connection with sales of any Securities by the Agent or a dealer, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the SEC or any Canadian Securities Regulatory Authority or their staff for any amendment of the Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the SEC or any Canadian Security Regulatory Authority of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act or the Canadian Securities Laws (including, without limitation, in connection with the exercise of any Series A Warrants or Series B Warrants), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or amend or supplement the Prospectus to comply with the Act, the Canadian Securities Laws, or the rules thereunder, the Company promptly will (1) notify the Agent of any such event, (2) prepare and file with the SEC and the Canadian Securities Regulatory Authorities subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any amended or supplemented Prospectus to the Agent in such quantities as the Agent may reasonably request. The Company hereby authorizes the Agent and any dealers to whom any Securities may be sold to use the Prospectus, as from time to time amended or supplemented, in connection with the offer and sale of the Securities, all in accordance with the Act, the Exchange Act and state blue sky or securities laws.

(c) The Company will furnish to the Agent as many signed copies of each Preliminary Prospectus and the Prospectus and any supplement or amendment thereto, at such times and at such locations as the Agent may reasonably request, and will furnish to the transfer agent or registrar for the Warrants as many copies of the Prospectus and any supplement or amendment thereto as the transfer agent or registrar reasonably requests.

(d) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of British Columbia, Alberta and the federal laws of the United States and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(e) The Company will not, without the prior written consent of the Agent, offer, announce an offering of, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company) directly or indirectly, of any Common Shares or any securities convertible into, or exercisable, or exchangeable for, Common Shares, for a period of 180 days after the Closing Date, provided, however, that the Company may issue and sell Common Shares pursuant to any stock option plan or stock ownership plan of the Company in effect at the Execution Time for the benefit of the Company's employees, consultants and directors and the Company may issue Common Shares issuable upon the conversion of securities or the exercise of warrants outstanding at Execution Time.

(f) Neither the Agent nor the Company will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares.

(g) Whether or not the transactions contemplated by this Agency Agreement complete, the Company shall pay all of the costs, fees and expenses relating, directly or indirectly, to such transactions, including, but not limited to, the costs, fees and expenses relating to (1) the preparation by the Company of, and the printing and filing of, the Registration Statement and the Prospectus and the exhibits to the Registration Statement, each Preliminary Prospectus and any amendment or supplement to the Registration Statement or Prospectus (including, without limitation, the fees and expenses of the Company's counsel, accountants and other advisors), (2) the preparation and delivery of the certificates represents the Securities, (3) the printing of the Transaction Agreements, blue sky memoranda or surveys and all other documents relating to the offering of the Securities and furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any Preliminary Prospectus, and all exhibits, schedules, consents, amendments or supplements thereto, as may be reasonably requested for use in connection with the offering and sale of the Securities by the Agent or by dealers to whom Securities may be sold, (4) any filings required to be made with, and any review by, the National Association of Securities Dealers, (5) the registration or qualification (or obtaining exemptions from such registrations or qualifications) of the Securities for offer and sale under the securities or blue sky laws of the jurisdictions in which the Securities are offered pursuant hereto, including the reasonable fees, disbursements and other charges of Agent's counsel, (6) the issuance and delivery of the Securities to the Agent, including any issue, stamp or other taxes payable thereon, (7) the transfer agent or registrar for the Securities and (8) all out-of-pocket expenses (including reasonable fees and disbursements of counsel and independent consultants) incurred by the Agent in connection with this Transaction Agreements and all exigible taxes in relation to such amounts. (h) During the Specified Period, the Company will comply, at its own expense, with all requirements imposed on it by the SEC, the Act and the Exchange Act, and the rules and regulations of the SEC thereunder, so far as necessary to permit the continuance of sales of or dealing in the Securities during such period in accordance with the provisions of the Transaction Documents and the Prospectus.

(i) As soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, the Company will make generally available (within the meaning of Section 11(a) of the Act) to its securityholders and to the Agent an earning statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the rules thereunder, covering a period of at least 12 consecutive months beginning after the Effective Date.

(j) File timely with the SEC an appropriate form to register the Securities pursuant to Section 12(g) under the Exchange Act, and comply will all registration, filing and reporting requirements of the Exchange Act which may from time to time be applicable to the Company.

(k) The Company shall not reject any subscription for Units tendered by the Agent, unless all such subscriptions tendered exceed the number of Units offering pursuant to the Prospectus or unless acceptance of such subscription would be contrary to any applicable law.

5. Conditions to the Obligations of the Agent. The obligations of the Agent under this Agency Agreement shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained in this Agency Agreement as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance in all material respects by the Company of its obligations under this Agency Agreement and to the following additional conditions:

(a) If the Registration Statement has not become effective prior to the Execution Time, unless the Agent agrees in writing to a later time, the Registration Statement will become effective not later than the second business day following the execution and delivery of this Agency Agreement; all posteffective amendments to the Registration Statement filed with the SEC prior to the Closing Date shall have become effective; any and all filing required by Rules 424 and Rule 430A under the Act shall have been made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened and the Prospectus shall have been filed with the Canadian Securities Regulatory Authorities not later than the close of business on the second business day following the execution and delivery of this Agreement; no stop order suspending the distribution of the Common Shares shall have been issued or threatened by any Canadian Securities Regulatory Authority; and all requests for additional information on the part of any Canadian Securities Regulatory Authority shall have been complied with to the Agent's reasonable satisfaction.

(b) The Company shall have caused Sutherland Asbill & Brennan ("SAB"), U.S. corporate counsel for the Company, and Conrad Lysiak ("CL"), U.S. securities counsel for the Company, to have furnished to the Agent their opinions, dated the Closing Date and addressed to the Agent, in form and substance satisfactory to the Agent, to the aggregate effect that (it being understood that the subject matter described below shall be divided between SAB and CL in a manner acceptable to them and counsel for the Agent):

(i) the Company is validly existing as a corporation in good standing under the laws of Florida, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification;

(ii) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; the descriptions contained in the Prospectus under the headings "Executive Compensation - Future Sales of Shares" "Description of Securities", "Business - Federal Food and Drug Administration Regulation", "Business - Our Technologies - Replacement Therapy - License", "Business - Our Technologies - Replacement Therapy - Intellectual Property Matters", "Business - Our Technologies - Mutacin 1140 - License", "Business - Our Technologies - Mutacin 1140 - Intellectual Property Matters" and "Plan of Distribution: Terms of the Offering - Section 15(g) of the Exchange Act" fairly summarize the matters therein described in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein and fairly present the information called for with respect to such legal matters, documents and proceedings; and the University is the owner of patents no.'s 5,607,672, 5,932,469 and 6,931,285 registered at the United States Patent and Trademark Office.

(iii) the authorized equity capitalization of the Company is as set forth in the Registration Statement and the Prospectus and the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding Common Shares have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities being sold under the Agency Agreement by the Company have been duly and validly authorized, and, when issued and delivered to and paid for pursuant to this Agency Agreement (or in the case of the Warrant Shares, the Warrants and the related Warrant Indenture), will be validly issued, fully paid and nonassessable; the Warrant Shares have been duly reserved for issuance in accordance with the terms of the Warrants and the Warrant Indenture; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities or any resale, co-sale, registration, first refusal or similar rights; and, except as set forth in the Prospectus, to the knowledge of such counsel, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

(iv) each of the Replacement Therapy Agreement and the Antibiotic Agreement have been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company and is enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought;

(v) no consent, approval, authorization, filing with or order of any court or governmental agency or body or others (including securityholders) is required in connection with the purchase and distribution of the Securities in the manner contemplated in the Transaction Agreements and in the Prospectus except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection therewith and such other approvals (specified in such opinion) as have been obtained;

(vi) neither the issue and sale of the Securities, nor the consummation of any other of the transactions contemplated in the Transaction Agreements will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the Articles of Incorporation and by-laws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties;

(vii) the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to the Act has been made in the manner and within the time period required by the Act; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (except as to financial statements, financial and statistical data and supporting schedules contained therein, as to which such counsel need express no opinion) complies as to form in all material respects with the applicable requirements of the Act and the rules thereunder; and

(viii) such counsel has no reason to believe that on the Effective Date or at the Execution Time, the Registration Statement or any further amendment thereto made by the Company prior to the Closing Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that, as of the date first filed with the SEC and as of the Closing Date, the Prospectus or any further amendment of supplement thereto made by the Company prior to the Closing Date contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion).

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of Washington, Florida or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Agent and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Reference to the Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

(c) The Company shall have caused Miller Thomson, Canadian counsel for the Company, to have furnished to the Agent their opinion, dated the Closing Date and addressed to the Agent, in form and substance satisfactory to the Agent, to the effect that:

(i) the Prospectus and any further amendments and supplements thereto made by the Company prior to the Closing Date (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of Canadian Securities Laws and the rules and regulations thereunder; such counsel has no reason to believe that on the Effective Date or at the Execution Time, the Prospectus or any further amendment thereto made by the Company prior to the Closing Date (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (all within the meaning of the Securities Act (British Columbia)) or that, as of the Closing Date, the Prospectus or any further amendment of supplement thereto made by the Company prior to the Closing Date (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (all within the meaning of the Securities Act (British Columbia));

(ii) the statements contained in the Prospectus under the heading "Certain Canadian Federal Income Tax Considerations" and "Eligibility for Investment" insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and procedures and fairly summarize the matters referred to therein;

(iii) a final receipt in respect of each of the Canadian Securities Regulatory Authorities has been obtained in respect of the Prospectus and any further amendments thereto filed with such authorities and all necessary documents have been filed, all necessary proceedings have been taken and all necessary authorizations, approvals, permits and consents have been obtained under the Canadian Securities Laws to permit the Securities to be offered, sold and delivered, as contemplated by this Agency Agreement and the Prospectus in each of the Canadian Qualifying Jurisdictions through investment dealers or brokers registered under the applicable laws of each such jurisdiction who have complied with all relevant provisions of such laws; the Common Shares comprised in the Units have been conditionally approved for listing on the TSX Venture Exchange (the "TSX"), subject only to the filing of documents and evidence of satisfactory distribution in accordance with the rules of such exchange on or before the date specified by the TSX;

(iv) the Transaction Agreements have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding obligations of the Company and are enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought; provided that such counsel may express no opinion as to the enforceability of the indemnification and contribution provisions of Section 6 of the Agency Agreement;

(v) the issuance of the Warrant Shares upon the due exercise of the Warrants, will be exempt from the prospectus and registration requirements of the Canadian Securities Laws and no filing, proceeding, approval, consent or authorization is required to be made by the Company under the Canadian Securities Laws to permit the issuance of such Warrant Shares, provided that no commission or other remuneration is paid or given to others in respect of such trade except for administrative or professional services or for services performed by a dealer registered under the British Columbia securities laws;

(vi) the first trade in the Securities will not be subject to the prospectus requirements of the Canadian Securities Laws, provided that at the time of such trade: (A) such trade is not a control distribution as defined in Multilateral Instrument MI 45-102 ("MI 45-102"); and (B) such trade is not a transaction or series of transactions involving purchases and sales in the course of or incidental to a "distribution" as such term is defined in the Canadian Securities Laws; and

(vii) the first trade in Warrant Shares issued in accordance with the Warrants is not subject to the prospectus requirements of the Canadian Securities Laws provided that: (A) such trade is not a control distribution as defined in MI 45-102; and (B) the Company is a reporting issuer in one of the jurisdictions listed in Appendix B to MI 45-102 at the time of such trade.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Reference to the Prospectus in this paragraph (c) include any supplements thereto at the Closing Date.

(d) The Company shall have furnished to the Agent a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and the Agency Agreement and that:

(i) the representations and warranties of the Company in the Agency Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued, no order, ruling or determination having the effect of suspending the sale or ceasing the trading of the Securities has been issued, and no proceedings for that purpose have been instituted or, to the CompanyÆs knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(e) The Company shall have caused Ernst & Young LLP to have furnished to the Agent letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Agent, confirming that they are independent accountants within the meaning of the Act and the applicable rules and regulations adopted by the SEC thereunder and Canadian Securities Laws, and stating in effect that:

(i) in their opinion the audited consolidated financial statements and financial statement schedules included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with US GAAP and the regulations issued by the Canadian Securities Regulatory Authorities and the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC; and all necessary adjustments to net income and shareholders' equity for the periods presented that would be required if Canadian generally accepted accounting principles had been applied have been made;

(ii) on the basis of a reading of the latest unaudited financial statements made available by the Company; a reading of the minutes of the meetings of the stockholders, directors and the audit and compensation committees of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to December 31, 2002, nothing came to their attention which caused them to believe that:

(1) With respect to the period subsequent to December 31, 2002, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company or capital stock of the Company or decreases in the stockholders' equity of the Company as compared with the amounts shown on the December 31, 2002, balance sheet included in the Registration Statement and the Prospectus, or for the period from January 1, 2003 to such specified date there were any decreases, as compared with the corresponding period in the preceding year and the corresponding period in the preceding quarter in net revenues or income before income taxes or in total or per share amounts of net income or increase in total operating expenses of the Company, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless such explanation is not deemed necessary by the Agent;

(2) the information included in the Registration Statement and Prospectus in response to Regulation S-B, Item 402 (Executive Compensation) is not in conformity with the applicable disclosure requirements of Regulation S-B.

(iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Registration Statement and the Prospectus, including the information set forth under the captions "Summary of our Offering - Selected Financial Data", "Capitalization", "Dilution of the Price you pay for your Shares", "Management's Discussion and Analysis of Financial Condition and Plan of

Operation", "Business", "Management", "Executive Compensation" and "Recent Sales of Unregistered Securities" in the Prospectus agrees with the accounting records of the Company, excluding any questions of legal interpretation;

References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

(f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Agent, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

(g) Prior to the Closing Date, the Company shall have furnished to the Agent such further information, certificates and documents as the Agent may reasonably request.

If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided for in this Agency Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agency Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Agent and counsel for the Agent, this Agency Agreement and all obligations of the Agent under this Agency Agreement may be canceled at, or at any time prior to, the Closing Date by the Agent. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 5 shall be delivered at the office of Miller Thomson LLP, counsel for the Company, on the Closing Date.

6. Indemnification.

(a) The Company shall indemnify and hold harmless the Agent, the directors, officers, employees and agents of the Agent and each person who controls the Agent within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act, the Canadian Securities Laws, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (1) any breach of a representation or warranty of the Company contained under the Transaction Agreements or the failure of the Company to comply with any of its obligations under the Transaction Agreements or (2) any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the

Securities as originally filed or in any amendment thereof, as originally filed or in any amendment thereof, or in any Preliminary Prospectus or in the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by the Agent specifically for inclusion therein.

(b) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party, acting reasonably. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party, acting reasonably, to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought under this Agency Agreement (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(c) In the event that the indemnity provided in paragraph (a) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Agent agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and the Agent may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Agent on the other from the offering of the Securities; provided, however, that in no case shall the Agent be responsible for any amount in excess of the AgentÆs Commission. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Agent shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Agent on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Agent shall be deemed to be equal to the total Agent's Commission. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Agent on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Agent agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (c), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls the Agent within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Agent shall have the same rights to contribution as the Agent, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section (c).

7. Termination. The Agent may at any time, without liability on its part and by notice in writing given to the Company, terminate its obligations hereunder if:

(a) any order to cease or suspend trading in any securities of the Company, or prohibiting or materially restricting the distribution of any securities issuable in connection, directly or indirectly, with the transactions contemplated by this Agency Agreement is made, or proceedings are announced or commenced for the making of any such order, by any securities commission or similar regulatory authority, or by any other competent authority, not based solely upon the activities or alleged activities of the Agent, and has not been rescinded, revoked or withdrawn;

(b) any inquiry, investigation (whether formal or informal) or other proceeding in relation to the Company or any of its directors or senior officers is announced or commenced by any securities commission or similar regulatory authority, any stock exchange or by any other competent authority, not based solely upon the activities or alleged activities of the Agent, if, in the Agent's discretion, the announcement or commencement thereof materially adversely affects the trading or distribution of any of the securities issuable in connection, directly or indirectly, with the transactions contemplated by this Agency Agreement;

(c) there shall have occurred or be anticipated any material adverse change, as determined by the Agent in its discretion, financial or otherwise, in the assets, liabilities (contingent or otherwise), business, condition, capital or prospects (financial or otherwise) of the Company;

(d) in the Agent's opinion, it would be impracticable or unprofitable to offer or continue to offer the Securities for sale or there has developed, occurred or come into effect any financial occurrence or any event of national or international consequence, any governmental action, law or regulation, or any other occurrence of any nature whatsoever which, in the opinion of the Agent, seriously adversely affects or would seriously adversely affect the market for the Securities or the Common Shares, the Company's business or any distribution contemplated by this Agency Agreement; or

(e) the Company is in breach of, default under or noncompliance in any material respect with any representation, warranty, term or condition of this Agency Agreement. Any termination pursuant to this Section 7 shall be effected by notice in writing delivered to the Company. The rights of termination contained in this Section 7 are in addition to, and without prejudice to, any other rights or remedies the Agent may have at law or in equity.

8. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, and of the Agent set forth in or made pursuant to this Agency Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Agent or the Company, and will survive delivery of and payment for the Securities for a period of four years from the Closing Date. The provisions of Sections 6, 4(g), 9, 12 and this Section 8 hereof shall survive the termination or cancellation of this Agency Agreement.

9. Right of First Refusal. The Company will notify the Agent in writing of the terms of any further debt or equity financing that it requires or proposes to obtain in Canada on or before the second anniversary of the Closing Date. The Agent will have the right of first refusal to provide any such financing notwithstanding such financing may complete after the second anniversary of the Closing Date. The right of first refusal must be exercised by the Agent within 15 business days (Saturdays, Sundays and statutory holidays excluded) following the receipt of the notice, by notifying the Company in writing that it will provide such financing on the terms set out in the notice. If the Agent fails to give notice within 15 business days that it will provide such financing upon the terms set out in the notice, the Company will then be free to make other arrangements to obtain financing from another source on the same terms or on terms no less favourable to the Company within 90 days thereafter. The right of first refusal will not terminate if, on receipt of any notice from the Company under this Section 9, the Agent fails to exercise the right.

10. Notices. All communications under this Agency Agreement will be in writing and effective only on receipt, and, if sent to the Agent, will be delivered or telefaxed to Haywood Securities Inc., 20th Floor Commerce Place, 400 Burrard Street, Vancouver, British Columbia V6C 3A6, Attention: Fabio Banducci, telefax number: 604-697-7495; or, if sent to the Company, will be delivered or telefaxed to Oragenics,

Inc., 12085 Research Drive, Alachua, Florida 32615, telefax number: 386-462-0875. Any such notice or other communication shall be deemed to have been given and received on the day after being telefaxed or upon delivery if delivered, or, if such day is not a business day in the location where it is telefaxed or delivered, on the next following business day.

11. Successors. This Agency Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, and no other person will have any right or obligation under this Agency Agreement.

12. Applicable Law. This Agency Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia applicable to contracts made and to be performed within the Province of British Columbia, and each of the parties hereby agrees to submit to the non-exclusive jurisdiction of the courts of the Province of British Columbia. The provisions of this Section 12 shall survive any termination of this Agency Agreement, in whole or in part.

13. Counterparts. This Agency Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

14. Headings. The section headings used in this Agency Agreement are for convenience only and shall not affect the construction hereof.

15. Definitions. The terms which follow, when used in this Agency Agreement, shall have the meanings indicated.

"Act" shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

"Agent" means Haywood Securities Inc.

"Agent's Warrant" means a non-transferable warrant entitling the holder to acquire up to 500,000 Common Shares at a price per share of $1.25 (as appropriately adjusted for stock dividends, stock splits, combinations, recapitalizations and the like) on or before the second anniversary of the Closing Date; provided that if the trading price of the Common Shares on the TSX is $5.00 or more during any period of 20 consecutive trading days, the Company may give notice to the holder(s) of the Agent's Warrants providing that the Agent's Warrants will terminate on the earlier of the 31st day after such notice is given and the initial termination date of the Agent's Warrants.

"Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Vancouver.

"Canadian GAAP" means Canadian generally accepted accounting principles.

"Canadian Qualifying Jurisdictions" means the Provinces of British Columbia and Alberta.

"Canadian Securities Laws" means the requirements under the securities legislation of each of the Canadian Qualifying Jurisdictions and the respective regulations thereunder and the published rules, policy statements, blanket rulings, orders and notices of the securities commission or similar regulatory authority in each of the Canadian Qualifying Jurisdictions.

"Canadian Securities Regulatory Authorities" means the Securities Commissions of British Columbia and Alberta.

"Closing Date" means the date of completion of the offering of Units contemplated by this Agency Agreement.

"Common Shares" means the shares of common stock of the Company, par value US$0.001, as they are constituted as at the date hereof; and "Common Share" means any one of them.

"Corporate Finance Shares" means 100,000 Common Shares.

"Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

"Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

"Execution Time" shall mean the date and time that this Agency Agreement is executed and delivered by the parties hereto.

"Net Proceeds" means the gross proceeds from the sale of Units less the Agent's Commission, any proceeds from the sale of the Units received directly by the Company and the reasonable expenses and costs of the Agent incurred in connection with the transactions contemplated by this Agreement.

"Preliminary Prospectus" shall mean any preliminary prospectus (as most recently amended, if applicable) with respect to the offering of the Securities that has been filed with the Canadian Securities Regulatory Authorities and for which receipts have been obtained.

"Prospectus" shall mean the final prospectus relating to the Securities (1) included in the Registration Statement at the Effective Date and (2) filed with the Canadian Securities Regulatory Authorities and for which receipts have been obtained.

"Registration Statement" shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

"SEC" shall mean the United States Securities and Exchange Commission.

"Securities" shall mean the 2,400,000 Units, the Common Shares comprised in the Units, the Warrants, the Warrant Shares and the Corporate Finance Shares.

"Series A Warrant" means a non-transferable warrant entitling the holder thereof to purchase one Common Share at a price of $2.00 (as appropriately adjusted for stock dividends, stock splits, combinations, recapitalizations and the like) at any time on or before the 180th day following the Closing Date.

"Series B Warrant" means a non-transferable warrant entitling the holder thereof to purchase one Common Share at a price of $3.00 (as appropriately adjusted for stock dividends, stock splits, combinations, recapitalizations and the like)at any time on or before the 270th day following the Closing Date.

"United States or Canadian Person" shall mean any person who is a national or resident of the United States or Canada, any corporation, partnership, or other entity created or organized in or under the laws of the United States or Canada or of any political subdivision thereof, or any estate or trust the income of which is subject to United States or Canadian Federal income taxation, regardless of its source (other than any non-United States or non-Canadian branch of any United States or Canadian Person), and shall include any United States or Canadian branch of a person other than a United States or Canadian Person.

"U.S." or "United States" shall mean the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

"Unit" means a unit consisting of one Common Share, 1/2 of one Series A Warrant and 1/2 of one Series B Warrant.

"Warrants" means the Series A Warrants, the Series B Warrants and the Agent's Warrants.

"Warrant Shares" means the shares issuable upon exercise of the Warrants.

"Warrant Indenture" means the trust indenture between the Company and Computershare Trust Company of Canada dated March 28, 2003 under which the Series A Warrants and the Series B Warrants will be issued.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Agent.

Yours truly,

By: /s/ Mento A. Soponis
Name: Mento A. Soponis
Title: President

Accepted as of the date set out on the first page.

HAYWOOD SECURITIES INC.

By: /s/ Fabio Banducci
Authorized Signatory